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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Selected Financial Data," to the use of our report dated November 4, 1999 included in the Annual Report (Form 20-F) for the year ended September 30, 1999, and to the incorporation by reference in the Amdocs Registration Statement on Form S-8 relating to the ITDS 1996, 1997, 1998, and 1999 Stock Incentive Plans (File No. 333-91847) of our report dated November 4, 1999 with respect to the consolidated financial statements of Amdocs Limited included in the Annual Report (Form 20-F) for the year ended September 30, 1999.

                                                           /s/ Ernst & Young LLP

St. Louis, Missouri
December 6, 1999